Exhibit 10.0



                                  Confidential
                          Technology License Agreement

AN AGREEMENT
------------
BY AND BETWEEN
--------------
                                                     and
                                                     ---
SAMUEL P. SHANKS, PH.D.                     LOG POINT TECHNOLOGIES, INC.
of 655 Fair Oaks Avenue, No. F-205          (hereinafter called "LICENSEE")
Sunnyvale, California 94086;                as party of the second part
                                            of 465 Fairchild Drive, Suite 111
DAVID C. BEARDSLEY                          Mountain View, California 94043
6365 Paseo Santa Maria
Pleasanton, California 94566;

ERROL S. FLYNN
of 2417 McCrea Road
Thousand Oaks, California 91362;

and
LESTER C. PICKETT
of 178 Centre Street, No. 21
Mountain View, California 94041

(hereinafter called "LICENSORS")
as parties of the first part


Effective Date
--------------
of Agreement
------------

Stock Transfer: Six million one hundred
thousand voting shares of Log Point
Technologies, Inc. common stock                     License Fee $210,000

Contents
1        DEFINITIONS
         1.1      "LICENSEE"
         1.2      "LICENSORS"
         1.3      "LICENSORS' Principal Representative"
         1.4      "Licensed Technology"
         1.5      "Patent Rights"
         1.6      "Know-How"
         1.7      "Licensed Products"
         1.8      "Licensed Trademark"
         1.9      "Licensed Copyrights"
         1.10     "Licensed Logo"
         1.11     "LICENSEE's Trade Name and Trademarks"
         1.12     "Improvements"
         1.13     "Sublicense"
         1.14     "Sublicensee"
         1.15     "Other-Trademark Purchaser"
         1.16     "Binding Arbitration"

2        LICENSES GRANTED
         2.1      Licenses Granted to LICENSEE
         2.2      Limitation of Licenses
         2.3      Furnishing of Know-How
         2.4      Patent Markings
         2.5      Use of Licensed Copyrights
         2.6      Use of Trademark and Licensed Logo
         2.7      Acknowledgment of License
         2.8      Other-Trademark Purchasers
         2.9      Improvements
         2.10     Confidential information

3        PAYMENTS
         3.1      Stock for Interests in Patents
         3.2      License Fee
         3.3      Royalties
         3.4      Royalty Payments and Statements

4        BOOKS, RECORDS, RIGHTS OF INSPECTION
         4.1      Books and Records
         4.2      Rights of Inspecting Books and Records

5        STANDARDS OF QUALITY
         5.1      Standardization Enforcement
         5.2      Right to Inspect Quality
         5.3      Binding Arbitration for resolving Quality Disputes

6        PATENT AND TRADEMARK ENFORCEMENT
         6.1      Trademark Enforcement
         6.2      Patent Enforcement
         6.3      Non-Aggression

7        DURATION AND TERMINATION
         7.1      Expiration of Agreement
         7.2      Default, Bankruptcy, etc.

8.       STABILITY OF AGREEMENT
         8.1      Modifications to be made in Writing, No Waiver

9.       LIMITATIONS OF RIGHTS AND AUTHORITY
         9.1 Limitations of Rights
         9.2 Limitation of Authority
         9.3 Public Announcements

10.      FORCE MAJEURE

11.      LIMITATION OF ASSIGNMENT BY LICENSE

12.      CONTACTS FOR ALL COMMUNICATIONS
         12.1     LICENSORS' Contact
         12.2     LICENSEE's Contact

13.      ADDRESSES OF PARTIES

14.      APPLICABLE LAW

15.      COMPLETE AGREEMENTS

                                  CONFIDENTIAL
                          TECHNOLOGY LICENSE AGREEMENT


     WHEREAS, Mr. Pickett has developed certain lookup table-based computational systems including mathematical and engineering function generators and exponential floating point computational systems, which generators and systems can be implemented in any microcircuit process technology as well as software forms of which generators and systems useful for execution on microprocessors;
     WHEREAS, Mr. Pickett holds two (2) domestic patents, three (3) domestic patent applications and three (3) PCT international patent applications, owns several copyrighted works of authorship and will acquire substantial "Technology";
     WHEREAS, LICENSORS have acquired and will acquired substantial "Technology" and "Know-How" as herein defined relating to techniques of lookup table-based computational and exponential floating point computation;
     WHEREAS, all four LICENSORS, Dr. Shanks, Mr. Beardsley, Mr. Flynn and Mr. Pickett have been actively engaged in a long-standing business relationship specifically oriented toward the development, patent protection, marketing, licensing and vending of said patented systems and Technology and related Know-How.;
     WHEREAS, all four LICENSORS, Dr. Shanks, Mr. Beardsley, Mr. Flynn and Mr. Pickett have substantial proprietary interests in said patented systems and technology and associated Know-How;
     WHEREAS, LICENSORS' Log Point systems have acquired a reputation for excellence and LICENSORS' Trademarks have acquired a valuable goodwill;
     WHEREAS, LICENSORS represent and warrant that LICENSORS are sole owners of the entire right, title and interest in and the Patent Rights as herein defined and have exclusive rights to grant licenses to said Technology and Know-How under certain patents, patent applications, trade secrets, trademarks and copyrights;
     WHEREAS, LICENSEE desires obtaining an exclusive license to itself to manage all marketing and vending of said Technology including said Patent Rights, Know-How, certain patents, patent applications, trade secrets, trademarks and copyrights;
     WHEREAS, LICENSEE believes that it can develop substantial demand for LICENSORS' Technology under as exclusive managing, manufacturing, selling and vending license using LICENSORS' patents, patent applications, trademarks, Know-How and copyrights.
     WHEREAS, LICENSEE warrants that it will expend its best effort under an exclusive managing, manufacturing and selling license to develop substantial demand for LICENSORS' Technology and warrants that it will expend its best effort to service said demand;
     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) each to the other in hand, and other good and valuable consideration and mutual promises of the performance of the undertaking herein, it is agreed by and among the parties hereto as follows.

1 DEFINITIONS

1.1 "LICENSEE"

     "LICENSEE" shall mean said licensee as specified on the title page of this Agreement and any subsidiary thereof of whose ordinary voting shares more than 50% are held by said licensee.

1.2 "LICENSORS"

     "LICENSORS" shall mean said licensors as specified on the title page of this Agreement and any successors and assigns thereof.

1.3 "LICENSORS' Principal Representative"

     "LICENSORS' Principle Representative" shall mean said Mr. Pickett as specified on the title page of this Agreement and any successors and assigns thereof.

1.4 "Licensed Technology"

     "Licensed Technology" shall mean all Patent Rights, Know-How, Licensed Copyrights, Licensed Logo, Licensed Trademarks and Licensed trade names as described herein without limitation.

1.5 "Patent Rights"

     "Patent Rights" shall mean patents, patent applications, and Utility Models and design patents as specified in ATTACHMENT A entitled "Scheduled Patents" appended to and made a part of this Agreement, together with all such further patents covering Licensed Technology or Licensed Products as LICENSORS or LICENSEE may own or gain rights to license.

1.6 "Know-How"

     "Know-How" shall mean all proprietary information, copyrights, trade secrets, skills and experience, accumulated by LICENSORS and LICENSEE, from time to time prior to and during the term of this Agreement, relating to Licensed Technology and Licensed Products and all designs, drawings, reports, memoranda, blue-prints, specifications and the like, prepared by LICENSORS and/or LICENSEE, insofar as same relate to, and are useful for development, design, manufacture, sale or use of Licensed Technology or Licensed Products.

1.7 "Licensed Products"

     "Licensed Products" shall mean all products licensed to incorporate Licensed Technology comprising Patent Rights and Know-How as herein defined.

1.8 "Licensed Trademarks"

     "Licensed Trademarks" shall mean the word pair "Log Point"; the word pair "Soft Co-Processor" and the Licensed Logo.

1.9 "Licensed Copyrights"

     "Licensed Copyrights" shall mean and include without limitation all patent disclosures, Know-How documentation, computer programs, source and object software, maskwork, works of authorship and schematics for which LICENSORS have reserved copyrights and copyrights on portions of Know-How which may from time to time be included in Licensed Technology.

1.10 "Licensed Logo"

     "Licensed Logo" shall mean the device exhibited in ATTACHMENT B entitled "Licensed Logo."

1.11 "LICENSEE's Trade Name and Trademarks"

     "LICENSEE's Trade Name and Trademarks" shall mean any trade name or trademark used and owned by LICENSEE.

1.12 "Improvements"

     "Improvements" shall mean improvements upon said Licensed Technology or Know-How which are made or acquired by any party of the first or second parts without limitation.

1.13 "Sublicense"

     "Sublicense" shall mean that license by which LICENSEE permits use in any way any portion of Licensed Technology or Licensed Products.

1.14 "Sublicensee"

     "Sublicensee" shall mean any entity that LICENSEE permits by Sublicense to use in any way any portion of Licensed Technology.

1.15 "Other-Trademark Purchaser"

     "Other-Trademark Purchaser" shall mean any customer of Licensee who, with LICENSEE's knowledge, intends to resell, use or lease Licensed Technology or Licensed Products under a trademark other than LICENSEE's tradename and trademarks.

1.16 "Binding Arbitration"

     "Binding Arbitration" shall mean an examination wherein a disputed matter is submitted jointly by LICENSORS and LICENSEE to a group of three qualified and disinterested persons, one chosen by LICENSEE, one chosen by LICENSORS, and a third chosen by said first two persons. A majority judgment of this group reported in writing to LICENSORS and LICENSEE and signed by no less than two group members shall be binding upon the parties hereto. One half of the expense of such examination shall be born by LICENSORS and the other half shall be born by LICENSEE.

1.17 "Effective Date"

     "Effective Date" of this Agreement shall be the date of execution hereto.

2 LICENSES GRANTED

2.1 Licenses Granted to LICENSEE

     LICENSORS hereby grant to LICENSEE:

         1. An exclusive license throughout the world to manage all leasing, marketing, selling and vending of Sublicensing rights to Licensed
         Technology and Licensed Products under Patents Rights, subject to payment of royalties as provided herein, which management license shall be indivisible and non-transferable except as provided in Section 11, exclusive except as provided in Section 3.4 and Section 7.2 and irrevocable except as provided in Section 2.2.

         2 An  exclusive  license  throughout  the world to manage all  leasing, marketing, selling and vending of Sublicensing rights of Licensed Technology and Licensed Products without payment of further royalties to use Know-How, Licensed Copyrights, Licensed Trademarks and Licensed Logo in connection with design, manufacture, identification, advertising and leasing of Licensed Technology and Licensed Products throughout the world.

     The above licenses shall be granted as of the Effective Date of this Agreement, or if this Agreement shall require validation by any government organization, or otherwise, then such license shall be effective as of the date of validation thereof. Where such Validation procedure is necessary LICENSEE and LICENSORS shall collaborate to complete the validation procedure with all reasonable speed.

2.2 Limitation of Licenses

     Limitation of Licenses Granted:

     1. LICENSEE agrees that no article produced under this license shall be sold or licensed by LICENSEE to any affiliate not having a Sublicense, at a lower price than said article would be currently quoted by LICENSEE or its Sublicensed affiliates, the intent of this provision being that goods can be sold to affiliates for resale at prices which would reduce LICENSORS' royalties.

     2. No license is granted under this Agreement with respect to Licensed Technology or Licensed Products to sell or lease exclusive Sublicensing rights throughout the world, in particular markets or in particular market segments. Any and all said selling or leasing of Sublicensing rights in Licensed Technology or Licensed Products which are exclusive throughout the world, exclusive in particular markets or exclusive in particular market segments, shall require either written permission from LICENSORS or Binding Arbitration judgment to preserve LICENSORS' proprietary rights in Licensed Technology and Licensed Products.

2.3 Furnishing of Know-How

     LICENSORS shall promptly after execution of this Agreement, or after governmental validation thereof, if required, furnish LICENSEE;

     1. Copies of documentation and things comprising Licensed Technology including Patent Rights and Know-How; and
     2. When requested by LICENSEE, reasonable consultant services by LICENSORS or LICENSORS' authorized representatives regarding design considerations and general advice related to Patent Rights, Know-How, Licensed Technology, Licensed Products and sublicensing and use thereof, for all of which LICENSEE shall reimburse LICENSORS for travel and reasonable per diem expenses.

2.4 Patent Markings

     LICENSEE shall require marks on an exposed surface, such as the bottom, of all Licensed Products made hereunder, which marks shall comprise appropriate patent markings identifying LICENSEE as manager, or LICENSORS as owner, of pertinent patents and/or patent applications. Content, form and language used in such markings shall be in accordance with laws and practices of the country where such markings are used.

2.5 Use of Licensed Copyrights

     LICENSEE shall have right to use Licensed Copyrights for all normal business purposes. LICENSEE shall have no right to sell or otherwise assign to any entity exclusive rights to any Licensed Copyright without prior written permission from LICENSORS or Binding Arbitration judgment to preserve LICENSORS' proprietary rights in Licensed Copyrights.

2.6 Use of Licensed Trademark and Licensed Logo

     LICENSEE may permit Sublicensees to have right to use Licensed Trademarks and Licensed Logo for the above identification purposes, in which case each Sublicensee shall optionally also have the privilege of using same for publicity and promotion purposes. Rights and obligations concerning use of Licensed Trademarks and Licensed Logo shall be as follows:

     1. Each Sublicensee shall have right to mark the Licensed Product on the fascia or system control panel thereof in at least one of the following ways:
          (a) The mark "LOG POINT System" or Licensed Logo standing independently, or
          (b) Licensed Logo on or near at least one of the switches, controls, or indicators.
          (c) In any descriptive, instructional, advertising, or promotional material or media relating to Licensed Products, each Sublicensee shall have right to use Licensed Logo, Licensed Trademarks, and expressions which include Licensed Trademarks with reference to Licensed Products and their use. All such Sublicensee usage of Licensed Trademarks shall be subject to approval by LICENSEE.
     2. Licensed Trademarks or Licensed Logo may not be used on or in reference to any other than Licensed Products. In no circumstances may the word pair Log Point be used alone or in any way which might imply generic identification of a function generator component, operation or attribute or of an exponential floating point system or any component, operation or attribute thereof or of any other system, component, operation or attribute.
     3. Licensed Trademarks or Licensed Logo may not be used in direct combination with other trade names, trademarks or symbols. Moreover, trade names, trademarks, or symbols of one party may not be used in any way which may suggest that one party is a division, affiliate, or subsidiary of any other party or that the relationship between any LICENSOR and LICENSEE is anything other than licensor-licensee. Wherever the word pair Log Point is used, the letters L and P shall be upper case. The word pair Log Point shall be used only as an adjective referring to a licensed or sublicensed product or function, never as a noun or in any other usage which may contribute to any generic meaning thereof. Wherever the word pair Soft Co-Processor is used, the letters S and C shall be uppercase. The word pair Soft Co-Processor shall be used only in referring to a licensed or sublicensed product or function, never in any other usage which may contribute to any generic meaning thereof.

     4. In connection with said identification purposes, generic terms semi-direct look-up table function generator, exponential floating point computational system or look-up based function generator using exponential floating point correction computation should be used.
     5. Validity and exclusive ownership of Licensed Trademark and Licensed Logo by LICENSORS are acknowledged by LICENSEE. LICENSEE agrees not to contest said validity or exclusive ownership either directly or indirectly as long as any obligation under this Agreement shall remain in effect.
     6. Licensed Trademarks and Licensed Logo shall be indicated wherever used in any manner by LICENSEE as follows: "The word pair Log Point is a trademark used under license from Log Point Technologies, Inc." On Licensed Products such words shall be used on an exposed surface, such as the bottom. Unless otherwise from time to time agreed between LICENSORS and LICENSEE such acknowledgment shall also be used on all descriptive, instructional, advertising, or promotional material in which Licensed Trademarks and/or Licensed Logo are used. LICENSEE shall not use or condone use of Licensed Trademarks or Licensed Logo in any way which might endanger LICENSORS' rights in and ownership of Licensed Trademarks or Licensed Logo in and ownership of Licensed Trademark or Licensed Logo. LICENSEE shall require that Sublicensees not file any application for registration of Licensed Trademarks or Licensed Logo in any country and that said Sublicensees shall not use or file any application for registration in any country of any mark, symbol or phrase, in any language, which is similar to or confusing with Licensed Trademarks or Licensed Logo. LICENSEE shall require each Sublicensee to advise LICENSEE of grant of registration of such trademarks. LICENSEE and each Sublicensee, at the direction of LICENSEE, shall comply with all applicable laws and practices of territories wherein such marks are used and/or registered relating to marking with notice of registration and recording of any Sublicensee as a registered or licensed user of such trademarks.
     7. Responsibility for, and expense of, obtaining and maintaining Licensed Trademarks and Licensed Logo registrations shall be born by LICENSEE or Sublicensees. Expense of registering or recording LICENSEE as a registered user or otherwise complying with laws of any country pertaining to such registration or recording of trade mark agreements shall be borne by LICENSEE. LICENSEE shall advise LICENSORS of all countries where Licensed Technology and Licensed Products are sold, leased, or used.

2.7 Acknowledgment of License

     LICENSEE shall require that on all Sublicensed Products each Sublicensee shall acknowledge that Sublicensed Products are manufactured under license from LICENSEE. Unless otherwise from time to time agreed between LICENSORS and LICENSEE, LICENSEE shall require that one of the following notices shall be used by each Sublicensee on any exposed surface, such as the bottom, of all Sublicensed Products: "Log Point System manufactured under license from Log Point Technologies, Inc."; "Manufactured under license from Log Point Technologies, Inc."; or "Under license from Log Point Technologies, Inc." LICENSEE shall require that one such notice shall also be used in all Sublicensee instruction and servicing manuals unless such acknowledgment is clearly and unambiguously given in the course of any textual descriptions or explanations. LICENSEE shall further require that any and all Sublicensed Products, materials and data shall be treated as "Limited Rights Data" when any governmental division, service or agency has occasion to use any said Sublicensed products, materials and data.

2.8 Other-Trademark Purchasers

     To the extent only that technical standardization, equipment or products identification are affected, the following conditions shall apply if a Sublicensee sells or leases Sublicensed Products on a mass basis to an Other-Trademark Purchaser who does not hold a Sublicense with terms and conditions substantially similar to the Sublicense Agreement with said Sublicensee. LICENSEE shall require said Sublicensee to inform LICENSEE of the name, place of business, trademarks and tradenames of said Other-Trademark Purchaser before said Other-Trademark Purchaser sells, leases, or uses Sublicensed Products. LICENSEE shall require said Sublicensee to obtain agreement from said Other-Trademark Purchaser not to modify, install, use, lease, sell, provide written material for or about, advertise, or promote Sublicensed Product in any way which is in conflict with any provision of said Sublicensee's Sublicense Agreement. LICENSEE shall inform said Sublicensee that said Sublicensee shall have responsibility to inform said Other-Trademark Purchaser of the provisions of said Sublicense Agreement, to notify said Other-Trademark Purchaser that the provisions of said Sublicense Agreement shall be applicable, through said Sublicensee, in the same way as if Sublicensed Technology or Sublicensed Products were sold by said Sublicensee under said Sublicensee's tradenames and trademarks, to ensure by all reasonable means that such provisions are adhered to and, if requested by LICENSEE, to provide LICENSEE samples on a loan basis of said Other-Trademark Purchaser's advertising, public announcements, literature, instruction manuals, and the like.
                                      -4-

2.9 Improvements

     If LICENSORS have heretofore brought about or shall hereafter during the term of this Agreement bring about any improvements to which LICENSORS may become entitled, LICENSORS shall promptly offer to disclose such improvements to LICENSEE and if such improvements reasonably appear to be patentable, LICENSORS shall file patent applications thereon in the name of LICENSORS and such applications and any patents issuing thereon shall be included in the Patent Rights upon prompt payment by LICENSEE to LICENSORS of all reasonable expenses therefor and a fee mutually agreed upon between LICENSORS and LICENSEE.

     LICENSEE agrees not to divulge to any parties of any third part any information concerning such improvements or such patent application which has been disclosed to it by LICENSORS unless such information (a) must be disclosed by LICENSEE in the course of normal business of managing, marketing, leasing and selling Licensed Technology and Licensed Products under this Agreement; (b) was known to LICENSEE prior to its receipt from LICENSORS; (c) becomes known to LICENSEE from sources other than directly or indirectly from LICENSORS; or (4) becomes a matter of public knowledge other than by breach of this Agreement by LICENSEE.

     If LICENSEE has heretofore brought about or shall hereafter during the term of this Agreement bring any Improvements, including Improvements brought about by LICENSEE's vendors, subcontractors or Sublicensees to which LICENSEE may become entitled, LICENSEE shall promptly offer to disclose such improvements to LICENSORS in confidence and if such improvements reasonably appear to be patentable LICENSORS shall file and prosecute patent applications thereon in LICENSEE's name, the reasonable expense of which shall be borne by LICENSEE, for securing and maintaining of patent protection in such countries of the world as agreed between LICENSORS and LICENSEE and such application and any patents issuing thereon shall be included in Patent Rights.

     If LICENSORS shall inform LICENSEE that LICENSORS have decided not to file such patent application in any country or shall fail, within sixty (60) days after written inquiry to LICENSORS by LICENSEE on the patent status of an improvement, to file such patent applications as specified above or to prosecute such pending applications under the above provisions, LICENSEE shall have the right to do so at its own expense and such applications and any patents issuing thereon shall be included in Patent Rights.

2.10 Confidential Information

     LICENSEE shall use all Know-How obtained heretofore or hereafter from LICENSORS for the sole purpose of managing, marketing, leasing and selling Licensed Technology and Licensed Products under this Agreement, and shall not divulge such Know-How or any portion thereof to third parties, nor use in an unauthorized way nor divulge to third parties any confidential information or trade secrets acquired from LICENSORS, unless said confidential information or trade secrets: (a) must be disclosed by LICENSEE in the course of the normal business of managing, marketing, leasing and selling Licensed Technology and Licensed Products under this Agreement; (b) were known to LICENSEE prior to its receipt of said information or trade secrets from LICENSORS; (c) becomes known to LICENSEE from sources other than either directly or indirectly from LICENSORS; (d) becomes a matter of public knowledge other than by breach of this Agreement by LICENSEE; or (e) must be disclosed by LICENSEE to its customers in order to allow said customers to properly use Licensed Technology or Licensed Products acquired from LICENSEE.


3 PAYMENTS

3.1 Stock for Interests in Patents

     LICENSEE shall promptly upon execution by all parties of this Agreement, in exchange for all substantial rights in Patent Rights, issue a total of six million one hundred thousand (6,100,000) voting shares of LICENSEE's common stock to LICENSORS, distributed among LICENSORS as follows: two million (2,000,000) shares to Dr. Shanks, two million (2,000,000) shares to Mr. Beardsley, one hundred thousand (100,000) shares to Mr. Flynn, and (2,000,000) shares to Mr. Pickett.

3.2 License Fee

     LICENSEE shall promptly upon execution of this Agreement by all parties to this Agreement, pay to LICENSORS the sum specified on the title page and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from royalties due unless such deductions may be offset against LICENSORS' own tax liabilities. LICENSEE shall, however, have the option to pay said license fee and any and all interest accrued thereon, in installment payments on or before the 15th day of each month, each said monthly installment payment comprising at least five percent (5%) of LICENSEE's liquid assets.

3.3 Royalties

     Subject to provisions of Section 3.4, LICENSEE shall pay to LICENSORS royalties comprising five percent (5%) of each of LICENSEE's monthly gross receipts until LICENSEE's annual gross receipts total twenty-five million dollars ($25,000,000) and thereafter, on the balance of LICENCEE's annual receipts, LICENSEE shall pay to LICENSORS royalties comprising two percent (2%) of each of LICENSEE's monthly receipts. After the 30th day of September, 1994, minimum royalties during the term of this agreement shall be five thousand dollars ($5,000) per month, which minimum royalties shall not be construed as giving to LICENSEE any option of paying said minimums in lieu of marketing and vending the subject matter of this Agreement, but, rather, that LICENSEE shall exert its best efforts to lease and otherwise vend sufficient subject matter so as to make available to LICENSORS the minimum royalty for the period involved.

3.4 Royalty Payments and Statements

     LICENSEE shall render statements and royalty payments to LICENSORS as follows:

     1. LICENSEE shall make monthly statements on or before the 15th day following the end of the month of each year showing the gross revenues of LICENSEE during the preceding calendar month and the applicable royalties due.

     2. LICENSEE shall accompany said statements with payment, in the absence of prior written agreement with LICENSORS for other payment schedule, in U. S. dollars of all sums due LICENSORS and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from royalties due unless such deductions may be offset against LICENSORS' own tax liabilities.

     3. LICENSEE shall pay interest upon any and all amounts of payments that are at any time overdue and payable as provided herein to the date of payment.

     4. If LICENSEE shall at any time make default in payment of any royalty or to make any report hereunder, or shall commit any breach of any covenant or agreement herein contained, or shall make any false report, and shall fail to remedy such default, breach, or false report within fifteen (15) days written notice by LICENSORS, LICENSORS shall have the option to cancel this agreement and terminate rights granted by notice in writing to LICENSEE to the effect, but such act shall not prejudice right of LICENSORS to recover any royalty due at the time of such cancellation, and shall not prejudice any cause of action or claim of LICENSORS accrued or to accrue on account of any breach, default, or false report by LICENSEE.

4 BOOKS, RECORDS, RIGHTS OF INSPECTION

4.1 Books and Records

     LICENSEE shall keep complete books and records of all sales, leases, uses, returns, or other disposals by LICENSEE of Licensed Technology and Licensed Products.

4.2 Rights of Inspecting Books and Records

     LICENSORS or LICENSORS' representative duly authorized by LICENSORS shall have right, through a professionally registered accountant at LICENSORS' expense, at all reasonable times to inspect, examine and make abstracts of said books and records insofar as may be necessary to verify accuracy of same and of statements provided for herein.

     LICENSORS shall not divulge to third part parties confidential information obtained from said books and records of LICENSEE as a result of such inspection unless such information: (a) was known to LICENSORS prior to its acquisition by LICENSORS as a result of such inspection; (b) becomes known to LICENSORS from sources other than directly or indirectly from LICENSEE; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSORS.

5 STANDARDS OF QUALITY

5.1 Standardization and Quality

     LICENSEE shall abide by, and enforce, reasonable standards of quality. Such quality standards shall apply to Sublicensed Technology and Sublicensed Products but which nevertheless reflect upon quality or performance of Licensed Technology or Licensed Products. LICENSEE shall with respect to all Licensed Technology and Licensed Products and Sublicensed forms thereof conform to reasonable quality standards requirements as specified by LICENSORS within a period of ninety (90) days of receipt of such specification in writing.

5.2 Right to Inspect Quality

     If required by LICENSORS, LICENSEE shall provide LICENSORS with reasonable information concerning Licensed Technology and Licensed Products, including any and all Sublicensed forms thereof. Any such information which is not publicly available shall be used by LICENSORS only for the purpose of advising LICENSEE and for purposes of determining whether terms and conditions of this Agreement and quality standards of LICENSORS are met. If required by LICENSORS, LICENSEE shall provide LICENSORS with a reasonable number of samples of Licensed Products for testing, together with instructions and service manuals. In the event that LICENSORS shall complain that any Licensed Product does not comply with LICENSORS' quality standards, excepting newly specified standards falling within said ninety (90) day time limit of Section 5.1, LICENSORS shall so notify LICENSEE whereupon LICENSEE shall within ninety (90) days suspend lease, sale or other disposal of same until the matter is resolved, unless procedures outlined in Section 5.3, below, have been initiated but not completed.

5.3 Binding Arbitration for Resolving Quality Disputes

     If LICENSEE shall contest either reasonableness of quality standards specified by LICENSORS in accordance with Section 5.1 or LICENSORS' complaint with respect to compliance of any Licensed Product with LICENSORS' quality standards made in accordance with Section 5.2, then the quality standard of the accused Licensed Product shall be submitted to Binding Arbitration.

6 PATENT AND TRADEMARK ENFORCEMENT

6.1 Trademark Enforcement

     LICENSEE shall use its best efforts at its own expense to terminate any infringement of Licensed Trademarks. LICENSORS shall, at LICENSEE's expense, cooperate with LICENSEE and shall furnish such evidence, documents and testimony as will be required therein.

     LICENSEE shall require each Sublicensee to cooperate with LICENSEE and to furnish without charge, except out-of-pocket expenses, such evidence, documents and testimony as will be required in such LICENSEE efforts.

6.2 Patent Enforcement

     LICENSEE shall immediately inform LICENSORS of any infringement, potential or actual, which may come to its attention, of Patent Rights. LICENSEE shall have primary responsibility at its own expense to terminate any infringement of any Patent Rights. In the event that LICENSEE shall have failed either to take steps to terminate any case of alleged infringement or to have brought suit to such end within a reasonable time, not to exceed six (6) months, or having brought suit shall have failed for a reasonable time to prosecute same, then and thereafter LICENSORS shall have right at LICENSORS' own expense to take such steps, to bring such suit, or prosecute a suit already brought. In any suit brought under this Section the prosecuting party shall have right to join LICENSEE as a party thereto and LICENSEE shall have right to be represented at its own expense by counsel of it own choosing. LICENSORS prosecuting any such suit shall be entitled to control same and to retain all monetary damages awarded therein.

6.3 Non-Aggression

     Unless such agreement is not permitted under law of any country, or by precedence practice of the European Commission, LICENSEE shall require that each Sublicensee not at any time, directly or indirectly, oppose grant of, nor dispute validity of, nor cooperate in any suit against any patent or claim included in Patent Rights.

     In good faith LICENSORS have provided LICENSEE rights and privileges contained in this Agreement. However, nothing contained in this Agreement shall be construed as (a) warranty or representation by LICENSORS as to validity or scope of any patent included in Patent Rights; (b) warranty or representation that any Licensed Technology or Licensed Product manufactured, used, leased, or sold and/or otherwise disposed of or put into use by LICENSEE will be free from infringement of patents of third part parties, or (c) agreement to defend LICENSEE against actions or suits of any nature by any third part parties.

7 DURATION AND TERMINATION

7.1 Expiration of Agreement

     Subject to provisions of Section 7.2, all rights and obligations under this Agreement shall have no scheduled expiration and shall not expire with expiration of any or all Patent Rights in any or all countries or territories of the world.

7.2 Default, Bankruptcy, etc.

     This Agreement and license shall fully cease and terminate and all rights hereby granted to LICENSEE shall revert specifically in the individual person of said Mr. Pickett as specified on the title page or his successors or assigns:

     1. At the option of LICENSORS in the event that LICENSEE shall fail to comply with any of its obligations to be performed hereunder by giving sixty (60) days advance notice in writing of such termination to LICENSEE provided however, that if LICENSEE shall within said sixty
          (60) day period remedy said failure or default upon which said notice is based then said notice shall not become effective and this Agreement and license shall continue in full force and effect.

     2. Except as provided in Section 3.4 hereunder, automatically, in the event that (i) LICENSEE shall suffer or permit this Agreement and license to pass to any other person by operation of law; (ii) any proceeding under Bankruptcy Laws shall be instituted by or against LICENSEE whether or not resulting in adjudication; or (iii) any receiver or trustee shall be appointed for assets of LICENSEE under any provision of Insolvency or Bankruptcy Laws of LICENSEE's country or state.

8 STABILITY OF AGREEMENT

8.1 Modification to be in Writing, No Waiver

     No provision of this Agreement shall be deemed modified by any acts of LICENSORS, LICENSORS' agents or employees or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by all parties. No waiver of a breach committed by any party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

9 LIMITATIONS OF RIGHTS AND AUTHORITY

9.1 Limitation of Rights

     No right or title whatsoever in Patent Rights, Know-How, Licensed Copyrights, Licensed Trademarks, or Licensed Logo is granted by LICENSORS to LICENSEE or shall be taken or assumed by LICENSEE except as is specifically laid down in this Agreement.

9.2 Limitation of Authority

     Nothing in this Agreement shall be construed to bind either LICENSEE or LICENSORS in any respect whatsoever to be taken to be agent or representative of any other party nor to bind any party to have any authority to assume any obligation for or to commit any other party in any way.

9.3 Public Announcements

     Neither LICENSORS nor LICENSEE shall at any time heretofore or hereafter publicly state any terms and conditions specified herein nor imply that relationships between LICENSORS and LICENSEE are in any way different from those specifically laid down in this Agreement. If requested by LICENSORS, LICENSEE shall promptly supply LICENSORS with copies of all public statements and of all publicity and promotional material relating to this Agreement and to Licensed Technology and Licensed Products.

10 FORCE MAJEURE

     In the event either LICENSEE or LICENSORS are unable to discharge an obligation under this Agreement due to conditions beyond the control of said LICENSEE or LICENSORS such as war, fire or flood, then said LICENSEE or said LICENSORS shall not be required to discharge said obligation under this Agreement so long as said conditions exist.


11 LIMITATION OF ASSIGNMENT BY LICENSEE

     The rights, duties and privileges of LICENSEE hereunder in managing Proprietary Rights shall not be transferred or assigned by it either in part or in whole without prior written consent of LICENSORS. However, LICENSEE shall have right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or sale of its entire business to another person or firm, provided that said person or firm shall first have either agreed with LICENSORS to perform in full the transferring party's obligations and duties hereunder or agreed to perform in full obligations required to execute Binding Arbitration judgment preserving all LICENSORS' proprietary rights.

12 CONTACTS FOR ALL COMMUNICATIONS

12.1 LICENSORS' Contact

     Each and every LICENSOR agrees to accept LICENSORS' Principal Representative as his duly authorized personal representative for purposes specified in this Agreement. Said Principal Representative shall accept any and all communications to any and all LICENSORS from LICENSEE, shall accept any and all payments from LICENSEE to any and all LICENSORS and shall direct any and all communications from any and all LICENSORS to LICENSEE for all purposes specified in this Agreement.


12.2 LICENSEE's Contact

     Communications from LICENSORS to LICENSEE shall be made to a duly authorized officer of LICENSEE.

13 ADDRESSES OF PARTIES

     Addresses of the parties hereto, for all purposes specified in this Agreement shall be as stated on the title page of this Agreement. All notices provided for herein shall be directed to the respective parties by certified mail by fastest available method to said addresses; provided, however, that any party shall have the right to change such address by so notifying all other parties. Payments provided for in this Agreement shall be made to LICENSORS by the fastest normal postal method.

14 APPLICABLE LAW

     This Agreement shall be deemed to constitute a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State. If this Agreement is translated, the English text shall be controlling.

15 COMPLETE AGREEMENT

     This Agreement constitutes the entire Agreement between LICENSEE and LICENSORS relating to the subject matter hereof and supersedes all prior negotiations. No representations or warranties shall be deemed to have been made by either LICENSEE or LICENSORS in connection with this transaction unless expressly herein set forth.

     Should any portion of this Agreement be declared null and void by operation of law, or otherwise, in any country, the remainder of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, a duly authorized officer of said LICENSEE has signed this instrument in the presence of a witness and each said LICENSOR has caused same to be executed in sextuplicate copies hereinafter.


SIGNATURES
on behalf of LICENSORS                   on behalf of LICENSEE

By Samuel P. Shanks                      By Samuel P. Shanks, President
Place Mountain View, CA                  Place Mountain View, CA
Date  2-18-93                            Date 2-18-93
In the presence of Lester C. Pickett     In the presence of  David C. Beardsley,
                                         Secretary
By David C. Beardsley
Place Mountain View, CA
Date  2-18-93
In the presence of Samuel P Shanks

By Lester C. Pickett
Place    Mountain View, CA
Date  2-18-93
In the presence of David C. Beardsley

By Errol Flynn
Place    Mountain View
Date  2-18-93
In the presence of Lester C. Pickett

                                  ATTACHMENT A

                                Scheduled Patents



[1] U. S. patent no. 5,184,317 entitled Method and Apparatus for Generating Mathematical Functions issued February 2, 1993.


[2]  U. S. patent no. 5,197,024 entitled Method and Apparatus for
     Exponential/Logarithmic Computation issued March 23, 1993.


[3] U. S. patent application serial no. 08/000,963 filed January 6, 1993 entitled High Speed Logarithmic Function Generating Apparatus.


[4] U. S. patent application serial no. 08/002,418 filed January 8, 1993 entitled High Speed Exponential Function Generating Apparatus.


[5] U. S. patent application serial no. 08/011,683 filed February 1, 1993 entitled High Speed Function Generating Machine Instruction Apparatus.


[6] PCT international patent application serial no. PCT/US93/01242 filed February 1, 1993 entitled Low Latency Function Generating Apparatus.


[7] PCT international patent application serial no. PCT/US93/01255 filed February 1, 1993 entitled High Speed Function Generating Apparatus.


[8] PCT international patent application serial no. PCT/US93/02849 filed March 22, 1993 entitled Exponential/Logarithmic Computational Apparatus and Method.

                                  ATTACHMENT B


                                  Licensed Logo


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